Exhibit 23.1
[RALPH E. DAVIS ASSOCIATES, INC. LOGO]
CONSENT OF
RALPH E. DAVIS ASSOCIATES, INC.
     We hereby consent to the use of the name “Ralph E. Davis Associates, Inc.” and the reference to Ralph E. Davis Associates, Inc., and the inclusion of and references to our report, or information contained therein, dated January 30, 2006, prepared for Cadence Resources Corporation in the Post Effective Amendment to Form SB-2 Registration Statement for the filing dated on or about November 2, 2006.
Houston, Texas
November 2, 2006

RALPH E. DAVIS ASSOCIATES, INC.
By:	/s/ Joseph Mustacchia, Jr.
Joseph Mustacchia, Jr.
Executive Vice-President